As filed with the Securities and Exchange Commission on February 28, 2007
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	13-0435685
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 Arlozorov Street
Tel Aviv, Israel 62098
(866) 447-8636
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Corporation Service Company
80 State Street
Albany, NY 12207-2543
(518) 433-4740
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Yosef A. Maiman	Kenneth L. Henderson, Esq.
Chariman of the Board, President and Chief Executive Officer	Bryan Cave LLP
Ampal-American Israel Corporation	1290 Avenue of the Americas
111 Arlozorov Street	New York, NY 10104
Tel Aviv, Israel 62098	Telephone: (212) 541-2000
Telephone: (866) 447-8636	Facsimile: (212) 541-4630
Facsimile: (011 972 3) 608-0101

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(1)

Class A Stock, par value $1 per share Debt Securities Warrants Units	NA	NA	$150,000,000	(2)	$4,605.00	(2)

(1)	There is being registered hereunder an indeterminate number of shares of our Class A Stock (our sole class of common stock), debt securities, warrants and units that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $150,000,000. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable by the registrant upon conversion or exchange of any warrants or debt securities issued under this registration statement. There is being registered hereunder an indeterminable principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $150,000,000, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable by the registrant upon conversion or exchange of any warrants issued under this registration statement. There is being registered hereunder an indeterminate number of warrants to purchase common stock or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any debt securities issued by the registrant under this registration statement. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $150,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated ,                  2007.

Preliminary Prospectus

$150,000,000
CLASS A STOCK
DEBT SECURITIES
WARRANTS
UNITS

        We may offer and sell from time to time our Class A Stock, debt securities, warrants and units. We will describe in a prospectus supplement the securities we are offering and selling as well as the specific terms of the securities. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We may sell directly to you or through underwriters and also to other purchasers or through dealers or agents. More information about the way we will distribute the securities is under the heading “Plan of Distribution”. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

        We may sell any combination of these securities in one or more offerings up to a total dollar amount of U.S. $150,000,000.

        Our Class A Stock trades on the NASDAQ Global Market under the symbol “AMPL” and on the Tel Aviv Stock Exchange under the symbol “àîôì”. On February 26, 2007, the closing sale price of our Class A Stock was $4.63per share on the NASDAQ Global Market and NIS 20.42 per share on the Tel Aviv Stock Exchange. You are urged to obtain current market quotations for the Class A Stock.

        Investing in our securities involves risks. See “Risk Factors” on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2007.

        You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone else to provide you with different or additional information. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. The information in this prospectus may only be accurate on the date of this prospectus and is subject to change after such date.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus from time to time in one or more offerings up to a total public offering price of $150,000,000.

        This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities under this prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before purchasing any of our securities.

        You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY OF PROSPECTUS

        As used in this prospectus, the terms “Ampal,” “we,” “us,” “our,” and “Company” refer to Ampal-American Israel Corporation and its consolidated subsidiaries, unless the context indicates otherwise.

        We prepare our financial statements in United States dollars and in accordance with generally accepted accounting principles as applied in the United States, referred to as U.S. GAAP. In this prospectus, references to “$” and “dollars” are to United States dollars and references to “NIS” and “shekels” are to New Israeli Shekels.

        As used in this prospectus, the terms “NASDAQ” and “TASE” refer to the NASDAQ Global Market (formerly, the Nasdaq National Market) and to the Tel Aviv Stock Exchange, respectively. As used in this prospectus, the term “SEC” refers to the United States Securities and Exchange Commission.

        This summary highlights selected information in this prospectus and may not contain all of the information that is important to you. You should carefully read this entire prospectus and the applicable prospectus supplement, including the “Risk Factors” section contained in this prospectus and the applicable prospectus supplement. You should also read the financial statements and the notes to those statements and the other information about us that is incorporated by reference into this prospectus and the applicable prospectus supplement.

Our Company

Introduction

        Ampal is a New York corporation founded in 1942. The mailing address of our principal executive offices is 111 Arlozorov Street, Tel Aviv, Israel 62098, and our telephone number is (866) 447-8636 or 972-3-6080100.

        We primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Our investment focus is principally on companies or ventures where we can exercise significant influence, on our own or with investment partners, and use our management experience to enhance those investments. An important objective of ours is to seek investments in companies that operate in Israel. In determining whether to acquire an interest in a specific company, we consider potential return on investment, growth potential, projected cash flow, quality of management, investment size and financing, and the reputation of our potential investment partners.

        We invest principally in the following industry segments:

—	Energy, which is comprised solely of our holdings in East Mediterranean Gas Company, S.A.E.;

—	Real Estate, which is comprised of our wholly-owned subsidiaries and our investees that own, construct, or operate real estate; and

—	Others, which is comprised of our other investees and holdings in various lines of businesses, including project development.

        We currently have 13 employees and our subsidiaries, in total, employ approximately 293 employees.

        Our Class A Stock trades on the NASDAQ Global Market under the symbol “AMPL” and, since August 8, 2006, on the Tel Aviv Stock Exchange under the symbol

Our Strategy

        Our strategy is to invest opportunistically in undervalued assets with an emphasis on the following sectors: Energy, Real Estate and other various lines of business, which includes project development. We believe that past experience, current opportunities, and a deep understanding of the above-referenced sectors both within Israel and internationally will allow our management to bring high returns to our shareholders. We emphasize investments that have long-term growth potential over investments which yield only short-term returns.

        We provide our investee companies with ongoing support through our involvement in our investees’ strategic decisions and by introducing our investees to the financial community, investment bankers and other potential investors both in and outside of Israel.

The Securities We May Offer

        We may offer shares of our Class A stock, various series of debt securities, warrants to purchase any of such securities and units with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

—	designation or classification;

—	aggregate principal amount or aggregate offering price;

—	maturity;

—	original issue discount, if any;

—	rates and times of payment of interest, dividends or other payments, if any;

—	redemption, conversion, exchange, settlement or sinking fund terms, if any;

—	conversion, exchange, exercise or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange, exercise or settlement prices or rates and in the securities or other property receivable upon conversion, exchange, exercise or settlement;

—	ranking;

—	restrictive covenants, if any;

—	voting or other rights, if any; and

—	important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

Risk Factors

        Investment in our securities involves risk. You should carefully consider the information under “Risk Factors” in this prospectus and in the applicable prospectus supplement, and all other information included or incorporated by reference in this prospectus and any prospectus supplement before investing in our securities.

RISK FACTORS

        Before you invest in our securities, you should carefully consider the risks described below, together with the other information contained in this prospectus and in the applicable prospectus supplement.

        An investment in our securities involves risks and uncertainties. These risks and uncertainties could cause our actual results to differ materially from our historical results or the results contemplated by any forward-looking statements contained in this prospectus. The risks described below are not the only risks we face or that an investor in our securities faces. In addition, we may include additional risk factors in the applicable prospectus supplement. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. You should consider the following factors carefully, in addition to the other information contained in this prospectus, in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, and in the applicable prospectus supplement and any other information incorporated herein by reference before deciding to purchase, sell or hold our securities:

Risk Factors

Because most of the companies in which we invest conduct their principal operations in Israel, we may be adversely affected by the economic, political, social and military conditions in the Middle East.

        Most of the companies in which we directly or indirectly invest conduct their principal operations in Israel. We may, therefore, be directly affected by economic, political, social and military conditions in the Middle East, including Israel’s relationship with the Palestinian Authority and Arab countries. In addition, many of the companies in which we invest are dependent upon materials imported from outside of Israel. We also have interests in companies that export significant amounts of products from Israel. Our existing 12.5% stake in East Mediterranean Gas Company, an Egyptian joint stock company, represents a substantial portion of our investment portfolio and may be particularly sensitive to conditions in the Middle East. Accordingly, our operations could be materially and adversely affected by acts of terrorism or if major hostilities should continue or occur in the future in the Middle East or trade between Israel and its present trading partners should be curtailed, including as a result of acts of terrorism in the United States. Any such effects may impact our value and the value of our investee companies.

        During the summer of 2006, Israel was engaged in a military conflict with the Hizballa movement (an extreme anti-Israeli organization) in Lebanon. This conflict was the most violent outbreak of hostilities in which Israel has been involved during the past several years. This situation had an adverse effect on the economy, primarily in the relevant geographic areas. Although we do not believe that this situation has had a material adverse effect on our business or financial condition, if such situation resumes and/or escalates, the adverse economic effect may deepen and spread to additional areas and may materially adversely affect the Company and its subsidiaries’ business and financial condition.

The SEC may re-examine, suspend or modify our exemption from the Investment Company Act of 1940, as amended.

        In 1947, the SEC granted us an exemption from the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to an exemptive order. The exemptive order was granted based upon the nature of our operations, the purposes for which we were organized, which have not changed, and the interest of purchasers of our securities in the economic development of Israel. There can be no assurance that the SEC will not re-examine the exemptive order and revoke, suspend or modify it. A revocation, suspension or material modification of the exemptive order could materially and adversely affect us unless we were able to obtain other appropriate exemptive relief. In the event that we become subject to the provisions of the 1940 Act, we could be required, among other matters, to make changes, which might be material, to our management, capital structure and methods of operation, including our dealings with principal shareholders and their related companies.

As most of our investee companies conduct business outside of the United States, we are exposed to foreign currency and other risks.

        We are subject to the risks of doing business outside the U.S., including, among other risks, foreign currency exchange rate risks, changes in interest rates, equity price changes of our investee companies, import restrictions, anti-dumping investigations, political or labor disturbances, expropriation and acts of war. No assurances can be given that we will be protected from future changes in foreign currency exchange rates that may impact our financial condition or performance.

        Foreign securities or illiquid securities in our portfolio involve higher risk and may subject us to higher price volatility. Investing in securities of foreign issuers involves risks not associated with U.S. investments, including settlement risks, currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions, and settlement and custody risks.

Changes in accounting standards and taxation requirements could affect our financial results.

        New accounting standards or pronouncements that may become applicable to the Company from time to time, or changes in the interpretation of existing standards and pronouncements, could have a significant effect on our reported results for the affected periods. We are also subject to income tax in the numerous jurisdictions in which we generate revenues. Increases in income tax rates could reduce our after-tax income from affected jurisdictions.

We have had a history of losses which may ultimately compromise our ability to implement our business plan.

        We have had losses in four of the past five fiscal years. The net loss for 2005 was approximately $6.0 million. We will continue to make investments opportunistically and to divest ourselves from certain assets which we believe lack growth potential. However, if we are not able to generate sufficient revenues or we have insufficient capital resources, we will not be able to implement our business plan of investing in, and growing, companies with strong long-term growth prospectus and investors will suffer a loss in their investment. This may result in a change in our business strategies.

The loss of key executives could cause our business to suffer.

        Yosef A. Maiman, the Chairman of our board of directors, President & CEO, and other key executives have been key to the success of our business to date. The loss or retirement of such key executives and the concomitant loss of leadership and experience that would occur could adversely affect us.

We are controlled by a group of investors, which includes Yosef A. Maiman, our Chairman, and this control relationship could discourage attempts to acquire us.

        On January 10, 2007, Yosef A. Maiman, our Chairman, Ohad Maiman, Noa Maiman, and Yoav Maiman, and the companies Merhav (M.N.F.) Limited, De Majorca Holdings Ltd. and Di-Rapallo Holdings Ltd. (each an Israeli company) formed a “group” (as defined under Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended) which beneficially owns approximately 65.2% of the voting power of our Class A Stock. The group was formed in recognition of the Maiman family’s strong connection with the Company and in furtherance of the group’s common goals and objectives as shareholders, including the orderly management and operation of the Company. By virtue of its ownership of Ampal, this group is able to control our affairs and to influence the election of the members of our board of directors. This group also has the ability to prevent or cause a change in control of Ampal.

        Mr. Maiman owns 100% of the economic shares and one-quarter of the voting shares of De Majorca and Di-Rapallo. Merhav (M.N.F.) Limited is wholly owned by Mr. Maiman.

Because we are a “controlled company,” we are exempt from complying with certain NASDAQ listing standards.

        Because a group of investors who are acting together pursuant to an agreement hold more than 50% of the voting power of our Class A Stock, we are deemed to be a “controlled company” under the rules of NASDAQ. As a result, we are exempt from the NASDAQ rules that require listed companies to have (i) a majority of independent directors on the board of directors, (ii) a compensation committee and nominating committee composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (iv) a majority of the independent directors or a nominating committee composed solely of independent directors elect or recommend director nominees for selection by the board of directors. Accordingly, our directors who hold management positions or who are otherwise not independent have greater influence over our business and affairs.

We do not publish the value of our assets.

        It is our policy not to publish the value of our assets or our views on the conditions of or prospects for our investee companies. To the extent the value of our ownership interests in our investee companies were to experience declines in the future, our performance would be adversely impacted.

We do not typically pay cash dividends on our Class A Stock.

        We have not paid a dividend on our Class A Stock other than in 1995. Past decisions not to pay cash dividends on Class A Stock reflected our policy to apply retained earnings, including funds realized from the disposition of holdings, to finance our business activities and to redeem or repay our outstanding debt, including our $58,000,000 unsecured debentures on which principal payments commence in 2011. The payment of cash dividends in the future will depend upon our operating results, cash flow, working capital requirements and other factors we deem pertinent.

The market price per share of our Class A Stock on Nasdaq and TASE fluctuates and has traded in the past at less than our book value per share.

        Stock prices of companies, both domestically and abroad, are subject to fluctuations in trading price. Therefore, as with company like ours that invests in stocks of other companies, our book value and market price will fluctuate, especially in the short term. As of February 26, 2007 the market price on Nasdaq was $4.63 per share. However our shares have in the past traded below book value. You may experience a decline in the value of your investment and you could lose money if you sell your shares at a price lower than you paid for them.

Our Class A Stock may not be liquid.

        Our Class A Stock is currently traded on Nasdaq and the TASE. The trading volume of our Class A Stock may be adversely affected due to the limited marketability of our Class A Stock as compared to other companies listed on Nasdaq and the TASE. Accordingly, any substantial sales of our Class A Stock may result in a material reduction in price of our Class A Stock because relatively few buyers may be available to purchase our Class A Stock.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated:

	For 9 months ended, September 30, 2006	Fiscal Year
		2005	2004	2003	2002	2001

Ratio of Earnings to Fixed
Charges	3.12:1	(0.62:1)	(5.86:1)	3.58:1	(3.3:1)	2.47:1

        “Earnings” consist of consolidated income (loss) from continuing operations (including dividends from less than 50% owned affiliates) before income taxes, equity in earning of affiliates, and minority interests. The ratio of earning to fixed charges represents the number of times “fixed charges” are covered by “earnings.”

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

        This prospectus includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to us that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. We may also from time to time make forward-looking statements in our reports to the SEC on Form 10-K, Form 10-Q and Form 8-K, in our annual report to shareholders, in prospectuses, in press releases and other written materials, and in oral statements made by our officers, directors or employees to analysts, institutional investors, representatives of the media and others. When used in this prospectus, the words “anticipate,” “believe,” estimate,” “expect,” “intend,” “plan,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements reflect our current views with respect to future events or our future financial performance, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel or the Middle East, in the global business and economic conditions in the different sectors and markets where our portfolio companies operate and other risks detailed in our SEC filings.

        SHOULD ANY OF THOSE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS OR OUTCOME MAY VARY FROM THOSE DESCRIBED THEREIN AS ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED. SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS IN THIS PARAGRAPH AND ELSEWHERE DESCRIBED IN THIS PROSPECTUS AND OTHER DOCUMENTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of any of these securities. Unless we indicate otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by this prospectus for general corporate purposes, which may include, among others, the following:

—	repaying debt,

—	making capital investments,

—	funding working capital requirements, and

—	funding possible acquisitions and investments.

        Before we use the proceeds for these purposes, we may invest them in short term investments.

DESCRIPTION OF CAPITAL STOCK

Description of Class A Stock and Related Rights

        The following summary does not purport to be complete. You should read the available provisions of the New York Business Corporation Law (“NYBCL”), our Restated Certificate of Incorporation, as amended and our by-laws, as amended. In addition, please note that this summary does not purport to describe any United States federal securities laws, SEC rules or regulations or regulations of the NASDAQ that are also applicable to Ampal’s shareholders. If you would like more information on the provisions of our Restated Certificate of Incorporation or by-laws, you may review our certificate of incorporation and our by-laws, each of which is incorporated by reference as an exhibit to the registration statement we have filed with the SEC. See “Where You Can Find More Information.”

Authorized Capital Stock

        We are authorized to issue up to 100,000,000 shares of Class A Stock, par value $1.00 per share, which is our sole class of common stock. We have no other capital stock authorized. As of February 26, 2007, we had outstanding 40,753,640 shares of Class A Stock, excluding 5,574,789 treasury shares.

Dividends

        Holders of Class A Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose. We have not paid a dividend on our Class A Stock since 1995 and did so only sporadically prior to that time.

Voting Rights

        Each share of Class A Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of Class A Stock do not have cumulative voting rights, which means that any holder or holders, acting in concert, of more than 50% of the Class A Common Stock can elect all of the directors if that person or persons chooses to do so.

Liquidation

        In the event of our liquidation, dissolution or winding up, holders of Class A Stock are entitled to ratable distribution of the remaining assets available for distribution to shareholders.

Preemptive Rights and Redemption Provisions

        The Class A Stock is not subject to redemption by operation of a sinking fund or otherwise.

        No holder of Class A Stock, now or hereafter authorized, has any preferential or preemptive right to subscribe for, purchase or receive any Class A Stock, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for, or carrying options or warrants for, or other rights to purchase, such shares, which may at any time be issued, sold or offered for sale by Ampal.

        The issued and outstanding Class A Stock, once fully paid, are nonassessable.

Options/Warrants

        As of February 27, 2007 there are (i) 4,071,352 shares of Class A Stock reserved for issuance upon the exercise of outstanding warrants, (ii) 13,078,540 shares of Class A Stock issuable in connection with the purchase by Merhav Ampal Energy, Ltd., our wholly-owned subsidiary, of shares of East Mediterranean Gas Co. S.A.E. upon the exercise of a conversion of an outstanding promissory note, and (iii) 1,796,625 shares reserved for issuance in connection with our stock incentive plan.

Certain Provisions of the Certificate of Incorporation and By-Laws

Number, Vacancies and Removal of Directors

        Our directors are elected annually at our annual meeting of shareholders. The number of our directors may be fixed from time to time by a resolution adopted by a majority of our entire Board, but the Board of Directors may not consist of fewer than three nor more than twenty-nine directors. A director may be removed with or without cause by the vote of the shareholders at a meeting or for cause by vote of the Board of Directors at a meeting. Any director vacancies for any reason, including for newly created directorships, may be filled by a vote of a majority of directors then in office, or by the shareholders.

Special Shareholder Meetings

        A special meeting of our shareholders can be called by our Chief Executive Officer, President or Secretary or by any officer, by order of our Board of Directors, or upon request in writing of shareholders holding 25% of the outstanding shares.

New York Anti-Takeover Law

        We are subject to the provisions of Section 912 of the New York Business Corporation Law, or BCL, which prohibits certain business combinations with interested shareholders and prevents certain persons from making a takeover bid for a New York corporation unless certain prescribed requirements are satisfied. Section 912 of the BCL defines an “interested shareholder” as any person that:

—	is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation, or

—	is an affiliate or associate of the corporation and at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the corporation’s then outstanding voting stock.

        Section 912 of the BCL provides that a New York corporation may not engage in a business combination, such as a merger, consolidation, recapitalization or disposition of stock, with any interested shareholder for a period of five years from the date that such person first became an interested shareholder unless the business combination was first approved by the board of directors prior to date such person became an interested shareholder.

        Additionally, a New York corporation may not engage at any time in any business combination with an interested shareholder unless:

—	the business combination is approved by the board of directors prior to the date such person first became an interested shareholder,

—	the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder at a meeting of shareholders occurring no earlier that five years after such person first became an interested shareholder, or

—	the consideration to be paid to all of the shareholders in connection with the business combination is at least equal to the greater of (i) the price paid by the interested shareholder for the interest in the corporation or (ii) the market value of the stock of the corporation equal to the greater of its value when acquired by the interested shareholder or when the announcement of the business combination was made.

        The effect of Section 912 of the BCL may be to delay or prevent the consummation of a transaction which is favored by a majority of shareholders.

Limitation of Liability of Directors

        Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, or (iv) for any transaction from which the director receives an improper personal benefit. Our certificate of incorporation provides that our directors shall not be liable to us or our shareholders for a breach of their duties to the fullest extent in which elimination or limitation of the liability of directors are permitted by the BCL.

Indemnification of Officers and Directors

        Our By-laws contain provisions requiring indemnification of our directors and officers to the fullest extent authorized by the laws and statutes of the State of New York. Our By-laws require us to indemnify any person by reason of the fact that such person, his testator, or intestate is or was a director or officer of Ampal against any reasonable expenses (including attorneys’ fees), actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties except if such person breached his duty to us. The By-laws require us to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of Ampal against any and all judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney’s fees) actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties including, without limitation, one by or in the right of any other corporation which such person served in any capacity at our request, if such person acted in good faith, for a purpose which he believed to be in our best interests, and in criminal actions or proceedings in which he had no reasonable cause to believe that his conduct was unlawful. Our By-laws further provide that indemnification for expenses as described above may be paid in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent such advances exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York.

        Effective January 29, 2007, we purchased a Directors and Officers Liability Policies in the aggregate amount of $35,000,000 issued by XL Specialty Insurance Company. The cost of the policies, which expire January 29, 2008, was $575,000.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures and each, individually, as an indenture. We refer to each of the trustees under the indentures as a trustee.

        The indentures provide that the debt securities that we offer and any of the Company’s additional debt securities may be issued from time to time in one or more series under the applicable indenture. The indentures may be supplemented (including by an officer’s certificate of an officer of the Company) or amended as necessary to set forth the terms of the debt securities issued under the indentures. Material terms of the debt securities and the indentures are set forth below. You should read the indentures, including any supplements (including any such officer’s certificates) or amendments, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. Any supplemental indentures or officer’s certificates will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is part.

        The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated, unsecured debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

        The amount of debt securities that can be issued under the indentures will be limited to a total $150,000,000 and the indentures provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time.

        The indentures do not limit the amount of other indebtedness or securities that we may issue.

        We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may “reopen” a series and issue additional debt securities of that series, without the consent of the holders of the outstanding debt securities of that series.

        A prospectus supplement and an officer’s certificate or a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

—	The title of the debt securities;

—	Any limit upon the total principal amount of the debt securities;

—	The dates, or the method to determine these dates, on which the principal of the debt securities will be payable and how it will be paid;

—	The interest rate or rates, if any, which the debt securities will bear, or how the rate or rates will be determined, the interest payment dates for the debt securities and the regular record dates for interest payments;

—	Any right to delay the interest payments for the debt securities;

—	The percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

—	Any date or dates on which the debt securities may be redeemed at the option of the Company and the price or prices at which, and the conditions upon which, such debt securities may be redeemed;

—	Any sinking fund or other provisions that would obligate the Company to repurchase or otherwise redeem the debt securities;

—	Any additions to the events of default under the indentures or additions to the covenants of the Company under the indentures for the benefit of the holders of the debt securities;

—	If the debt securities will be issued in denominations other than multiples of $1,000;

—	If payments on the debt securities may be made in a currency or currencies other than United States dollars;

—	Any rights or duties of another entity to assume the obligations of the Company with respect to the debt securities;

—	Any collateral, security, assurance or guarantee for the debt securities;

—	Any terms pursuant to which the debt securities may be converted into or exchanged for ordinary shares or other securities of the Company or any other entity;

—	Any requirement to pay additional amounts for withholding or deducting taxes or other governmental charges and, if applicable, any related right to optionally redeem such a series rather than pay such additional amounts or otherwise;

—	Any trustees or agents for the debt securities, including depositaries, authenticating agents, paying agents, transfer agents or registrars;

—	The ranking of such debt securities as senior debt securities or subordinated debt securities;

—	Whether the debt securities will be represented in whole or in part by one or more global securities registered in the name of a depositary or its nominee and provisions relating to any such global securities;

—	The place or places where the principal of and interest, if any, on the debt securities will be payable;

—	The place or places where the debt securities may be registered or transfer or exchanged; and

—	Any other terms of the debt securities not inconsistent with the terms of the applicable indenture.

        We may sell debt securities at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount or other special considerations applicable to original issue discount securities may be described in the prospectus supplement. In addition, important United States federal income tax or other tax considerations applicable to any debt securities denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

        The Company may, at any time and from time to time, purchase any outstanding debt securities by tender, in the open market or by private agreement, provided that it complies with United States federal securities laws and any other applicable laws.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

        The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.

        References in this “DESCRIPTION OF DEBT SECURITIES” to:

—	"debt securities" refers to debt securities of any and all series outstanding under the indentures as the context shall require;

—	“interest” payable in respect of the debt securities of any series or tranche means the rate or rates of interest, if any, established for such debt securities under the indenture;

—	“additional amounts” means any additional amounts as described above or any other additional amounts in all cases as may be established for a series of debt securities under the indenture.

Form of Debt Securities

        Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Payment and Paying Agents

        Unless otherwise provided in the prospectus supplement relating to any debt securities, principal, interest and premium, if any, will be payable at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities may be paid at our election at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt securities, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date between 10 to 15 days before the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the trustee finds it workable.

        We may change the place of payment on the debt securities, appoint one or more additional paying agents and remove any paying agent, all at our discretion.

Registration and Transfer

        Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be registered, and the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series or tranche of authorized denominations, upon surrender of the debt securities at the office or offices or agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. Unless otherwise provided for in the prospectus supplement, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

        We will not be required to execute or to provide the registration of transfer or the exchange of:

—	any debt securities during the 15 days before an interest payment date

—	any debt securities during the 15 days before giving any notice of redemption, or

—	any debt securities selected for redemption except the unredeemed portion of any note issued under the indentures being redeemed in part.

Events of Default

        An event of default with respect to the debt securities of any series is defined in the indentures as:

(1) default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

(3) default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series as provided in the applicable indenture;

(4) certain events of bankruptcy, insolvency or reorganization of the Company.

        Additional events of default may be added for the benefit of holders of a series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

        The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest or premium, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

Remedies

        The indentures provide that if an event of default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately.

        At any time after a declaration of acceleration with respect to the debt securities of a particular series has been made and before a judgment or decree for payment of the money due has been obtained by a trustee, the event of default under the indentures giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

—	The Company has paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest and additional amounts, if any on all debt securities of that series;

(2)	the principal of and premium, if any, on any debt securities of that series that have otherwise become due and interest that is currently due;

(3)	interest on overdue interest or additional amounts, if any; and

(4)	all amounts due to the trustee under the applicable indenture; and

—	Any other event of default under the applicable indenture with respect to the debt securities of that series has been cured or waived as provided in such indenture.

        There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of the Company.

        Other than its duties in case of an event of default under the indentures, the trustee is not obligated to exercise any of its rights or powers under the indentures at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default under the indentures relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series of debt securities, considered as one class, will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indentures, and subject to certain other limitations.

        No holder of debt securities of any series will have any right to institute any proceeding under the indentures, or any remedy under the indentures, unless:

—	The holder has previously given to the trustee written notice of a continuing event of default under the indentures;

—	The holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default under the indentures has occurred and is continuing have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings; and

—	The trustee has failed to institute any proceeding for 60 days after notice and has not received during such period any direction from the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default under the indentures has occurred and is continuing, inconsistent with the written request of holders referred to above.

        However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest or additional amounts, if any, on the debt security on or after the applicable due date.

        The indentures require that we file annually with the trustee a certificate as to compliance with our covenants contained in the indentures.

Consolidation, Merger and Sale of Assets

        Under the terms of the indentures, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

—	The entity formed by such consolidation or into which the Company is merged or the person or entity which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall expressly assume the Company’s obligations on all debt securities and under the applicable indenture;

—	Immediately after giving effect to the transaction, no event of default under the applicable indenture, or event which, after notice or lapse of time or both, would become an event of default under the applicable indenture, shall have occurred and be continuing; and

—	The Company shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the applicable indenture.

        Upon any such consolidation, merger, conveyance or transfer effected in accordance with the foregoing indenture terms, the Company will be relieved of all of its obligations under the applicable indenture and the applicable debt securities, except in the case of a lease.

        The terms of the indentures do not restrict:

—	The Company in a merger in which the Company is the surviving entity;

—	Any conveyance, transfer or lease of any part of the properties of the Company which does not constitute conveyance, transfer or lease of its properties and assets substantially as an entirety; or

—	The approval or consent of the Company to any consolidation or merger of any direct or indirect subsidiary or affiliate of the Company, or any conveyance, transfer or lease by any subsidiary or affiliate of any of its assets.

Modification without Consent of Holders

        Without the consent of any holder of debt securities issued under an indenture, the Company and the trustee may enter into one or more supplemental indentures for any of the following purposes:

—	To evidence the assumption by any permitted successor of the covenants of the Company in the applicable indenture and in the debt securities;

—	To evidence the addition of any guarantor for the benefit of the holders, or the release or substitution of any guarantor in accordance with the provisions of the applicable indenture or the debt securities;

—	To add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of debt securities or to surrender any right or power conferred upon the Company under the applicable indenture;

—	To add additional events of default under the indentures for all or any series of debt securities;

—	To change or eliminate or add any provision to the indentures; provided, however, if the change will adversely affect the interests of the holders of debt securities of any series in any material respect, the change, elimination or addition will become effective only:

(1)	when the consent of the holders of debt securities of such series has been obtained in accordance with the indentures; or

(2)	when no debt securities of the affected series remain outstanding under the indentures;

—	To provide collateral security for all but not part of the debt securities;

—	To establish the form or terms of debt securities of any other series as permitted by the indentures;

—	To provide for the authentication and delivery of bearer securities with or without coupons;

—	To evidence and provide for the acceptance of appointment by a separate or successor trustee or co-trustee;

—	To provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

—	To change any place where principal, premium, if any, and interest and additional amounts, if any, shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to the Company may be served; or

—	To cure any ambiguity or inconsistency, or to correct or supplement any provision in an indenture that may be defective or inconsistent with any other provision in that indenture.

Modification and Waiver with Consent of Holders

        The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding to which certain restrictive provisions contained or provided for in an indenture apply, considered as one class, may waive compliance by the Company with such provisions. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under an indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or additional amounts, if any, and certain covenants and provisions of an indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of any series affected.

        The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for all other modifications to an indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

—	Change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change any of the Company’s obligations to pay additional amounts, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

—	Reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indentures or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the debt securities of that series; or

—	Modify some of the provisions of an indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected by such modifications.

        A supplemental indenture that changes an indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under that indenture of the holders of the debt securities of any other series.

        The indentures provide that debt securities owned by the Company or anyone else required to make payment on the debt securities or their respective affiliates shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

        We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any debt security will bind every future holder of that debt security and the holder of every debt security issued upon the registration of transfer of or in exchange for that debt security. A transferee will also be bound by acts of the trustee or the Company in reliance thereon, whether or not notation of that action is made upon the debt security.

Defeasance, Satisfaction and Discharge

        The Company will be discharged from its payment obligations with respect to the debt securities of a particular series if it irrevocably deposits with the trustee or any paying agent, other than the Company, sufficient cash or government securities or combination thereof to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of debt securities.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance and satisfaction and discharge with respect to the debt securities of a particular series.

Subordination of Subordinated Debt Securities

        The senior debt securities will constitute part of our Senior Indebtedness (as defined below) and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all Senior Indebtedness of the Company, including the senior debt securities. No payment of the principal of the subordinated debt securities (including redemption and sinking fund payments), or interest on the subordinated debt securities may be made until all amounts due to holders of Senior Indebtedness have been paid, if any of the following occurs:

—	Specified events of bankruptcy, insolvency or reorganization of the Company;

—	Any Senior Indebtedness is not paid when due and that default continues without waiver;

—	Any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness are permitted to accelerate the maturity of the Senior Indebtedness; or

—	The maturity of any series of subordinated debt securities under the subordinated indenture has been accelerated under the subordinated indenture and such acceleration has not been rescinded or annulled.

        Senior Indebtedness is defined in the subordinated indenture to include all notes and other obligations, including guarantees of the Company, for borrowed money unless by its terms it is not superior in right of payment to or is equal in right of payment to the subordinated debt securities.

        Upon any distribution of the Company’s assets to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional Senior Indebtedness in the subordinated indenture.

Resignation of a Trustee

        A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to such trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for debt securities.

Title

        The Company, each trustee, and any agent of the Company or a trustee, may treat the person in whose name any debt security is registered as the absolute owner of that debt security, whether or not such debt security may be overdue, for the purpose of making payments and for all other purposes, irrespective of notice to the contrary.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

—	the title of such warrants;

—	the aggregate number of such warrants;

—	the price or prices at which such warrants will be issued;

—	the currency or currencies, in which the price of such warrants will be payable;

—	the securities purchasable upon exercise of such warrants;

—	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

—	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

—	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

—	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

—	information with respect to book-entry procedures, if any;

—	any material Israeli and U.S. federal income tax consequences;

—	the antidilution provisions of the warrants; and

—	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

—	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

—	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

—	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        We may sell the Class A stock, debt securities, warrants or units, (together referred to as “our securities”) in any one or more of the following ways from time to time:

—	to or through underwriters;

—	to or through dealers;

—	through agents; or

—	directly to purchasers, including our affiliates.

        The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

—	the name or names and addresses of any underwriters, dealers or agents;

—	the purchase price of the securities and the proceeds to us from the sale;

—	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

—	any delayed delivery arrangements.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

        Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

        If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

        Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

        Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

        Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

        One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Ampal or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Ampal or any of its subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Ampal or any of its subsidiaries to indemnification by Ampal or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Ampal or any of its subsidiaries in the ordinary course of business.

        Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

        In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are allowed to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or subsequently incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

—	Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 29, 2006.

—	Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2006, filed with the SEC on November 13, 2006, for the quarterly period ended March 31, 2006, filed with the SEC on May 11, 2006, and for the quarterly period ended June 30, 2006, filed with the SEC on August 7, 2006.

—	Current Reports on Form 8-K, filed with the SEC on March 28, 2006, May 26, 2006, July 21, 2006, August 3, 2006, September 14, 2006, September 22, 2006, September 28, 2006, November 7, 2006, November 21, 2006, December 1, 2006, December 21, 2006, January 3, 2007, February 12, 2007 and February 21, 2007.

—	Definitive Proxy Statement, filed with the SEC on January 12, 2007, relating to a special meeting of shareholders to be held on February 7, 2007.

—	The description of Class A Stock contained in the Registration Statement on Form 8-A, filed with the SEC on May 3, 2000.

—	All documents subsequently filed by Ampal pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into the prospectus.

        Any statement contained in this prospectus, or in a document incorporated by reference, shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner to whom a prospectus is delivered, copies of all documents incorporated by reference. These documents will be provided without charge upon written or oral request at the following address and telephone number:

Ampal-American Israel Corporation
111 Arlozorov Street
Tel Aviv, Israel 62098
Tel: 972-3-6080100
Attn: Corporate Secretary

        If you request any such documents from us, we will mail them to you by mail, or another equally prompt means, within one business day after we receive your request. These documents will be provided at no cost to the requestor. Our web site address, where the incorporated reports and other documents may be accessed is http://www.ampal.com/pages/IR/sec_list.php. However, the information on our website that does not relate to the documents specifically incorporated by reference does not constitute a part of this prospectus.

        We have not authorized anyone to give any information or make any representation about this offering that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, you should not rely on any other information. If you are in a jurisdiction where offers to purchase, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy these reports and other information filed by us at the Public Reference Section of the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services, at the web site maintained by the SEC at http://www.sec.gov or at our web site at http://www.ampal.com.

        According to Chapter E’3 of the Israeli Securities Law and regulations promulgated thereunder, starting August 8, 2006, we are required to file with the ISA and the TASE any document that we are required to file or that we have furnished or made public to our investors in accordance with U.S. law and any other information that we receive from our shareholders regarding their holdings in Ampal, and which was furnished or that has to be furnished, according to U.S. law, to our shareholders. Such filings are available on the TASE’s website (http://maya.tase.co.il/bursa/index.asp), and are also available on the ISA’s website (http://www.magna.isa.gov.il).

EXPERTS

        The audited financial statements of Ampal-American Israel Corporation (the “Company”) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, except as they relate to: Granite Hacarmel Investments Ltd. (fiscal 2003), Am-Hal Ltd. (fiscal 2003), Bay Heart Ltd. (fiscal 2005, 2004 and 2003), Carmel Container Systems Ltd. (fiscal 2005, 2004 and 2003), Coral World International Ltd. (fiscal 2005, 2004 and 2003), Epsilon Investment House Ltd. (fiscal 2004 and 2003), Hod Hasharon Sport Center Ltd. (fiscal 2005, 2004 and 2003), Hod Hasharon Sport Center (1992) Limited Partnership (fiscal 2005, 2004 and 2003) and Renaissance Investment Co. Ltd. (fiscal 2004 and 2003), have been so incorporated in reliance on the report of Kesselman & Kesselman CPAs (ISR) A member of PricewaterhouseCoopers International Limited , an independent registered public accounting firm, and, insofar as they relate to:

—	Granite Hacarmel Investments Ltd. (fiscal 2003), by Somekh Chaikin Certified Public Accountants (Isr.)

—	Am-Hal Ltd. (fiscal 2003), by Brightman Almagor & Co., A member firm of Deloitte Touche Tohmatsu

—	Bay Heart Ltd. (fiscal 2005, 2004 and 2003), by Brightman Almagor & Co., Certified Public Accountants Member firm of Deloitte Touche Tohmatsu

—	Carmel Container Systems Ltd. (2005, 2004 and 2003), by Kost Forer Gabbay & Kasierer Member of Ernst & Young Global

—	Coral World International Ltd. (2005, 2004 and 2003), by Fahn Kanne & Co. CPAs (ISR)

—	Epsilon Investment House Ltd. (2004 and 2003), by Kost Forer Gabbay & Kasierer

—	Hod Hasharon Sport Center Ltd. (2005, 2004 and 2003), by KPMG Somekh Chaikin

—	Hod Hasharon Sport Center (1992) Limited Partnership (2005, 2004 and 2003), by KPMG Somekh Chaikin

—	Renaissance Investment Co. Ltd. (2004 and 2003), by Kost Forer Gabbay & Kasierer

whom are all independent registered public accounting firms, and whose reports thereon are separately incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Company’s financial statements have been incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 in reliance on the reports of such independent registered public accounting firms given on the authority of such firms as experts in auditing and accounting.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Bryan Cave LLP, New York, New York.

ENFORCEMENT OF CIVIL LIABILITIES

        There is doubt concerning the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, Israeli courts may enforce a United States final executory judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel. The rules of private international law currently prevailing in Israel do not prohibit the enforcement of a judgment by Israeli courts provided that:

—	the judgment is enforceable in the state in which it was given;

—	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

—	the judgment and the enforcement of the judgment are not contrary to the law, public policy, security or sovereignty of the state of Israel;

—	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

—	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

        If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at an annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

AMPAL-AMERICAN ISRAEL CORPORATION

$150,000,000
CLASS A STOCK
DEBT SECURITIES
WARRANTS
UNITS

PROSPECTUS

_____________, 2007

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred or expected to be incurred by us in connection with the sale of the securities being registered hereby. All amounts are estimates except the SEC Registration Fee.

SEC Registration fee	$4,605.00
Legal fees and expenses	30,000
Accounting fees and expenses	7,900
Transfer agent and registrar fees	5,000
Miscellaneous expenses	$15,000

Total	$62,505

        We intend to pay all expenses of registration, issuance and distribution.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 722 of the Business Corporation Law of the State of New York (“BCL”), Article EIGHTH of our certificate of incorporation, and Sections 7.1 and 7.2 of our By-laws, provide for the indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

        Article EIGHTH of our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by law, including limitations contained in the provisions of paragraph (b) of Section 402 of the BCL.

        Article 7 of our By-laws provide for the indemnification of directors and officers as follows:

        7.1. Indemnification of Certain Persons. To the fullest extent permitted by the laws and statutes of the State of New York:

        (a) The corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic of foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and , in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        (b) The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

7.2. Indemnification for Expenses. Indemnification for expenses incurred in any civil or criminal action or proceeding as authorized under Section 7.1 (a) and (b) may be paid by the corporation in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent the expenses so advanced by the corporation exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits are filed as part of this prospectus:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.**

3.1	Restated Certificate of Incorporation of Ampal-American Israel Corporation, dated May 28, 1997. (Filed as Exhibit 3a. to Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).

3.2	Certificate of Amendment of Certificate of Incorporation, dated July 18, 2006 (Filed as Exhibit 3.1 to Form 8-K, filed with the SEC on July 19, 2006, and incorporated herein by reference).

3.3	Certificate of Amendment of Certificate of Incorporation, dated July 18, 2006 (Filed as Exhibit 3.1 to Form 8-K, filed with the SEC on July 19, 2006, and incorporated herein by reference).

3.4	Certificate of Amendment of Certificate of Incorporation, dated February 7, 2007.*

3.5	By-Laws of Ampal-American Israel Corporation as amended, dated February 14, 2002 (Filed as Exhibit 3b. to Ampal's Form 10-K for the year ended December 31, 2001, and incorporated herein by reference).

4.1	Form of Indenture relating to the senior debt securities.**

4.2	Form of Officer's Certificate or Supplemental Indenture establishing a series of senior debt securities, including form of senior debt security. **

4.3	Form of Indenture relating to the subordinated debt securities. **

4.4	Form of Officer's Certificate or Supplemental Indenture establishing a series of subordinated debt securities, including form of subordinated debt security. **

4.5	Form of Unit Agreement (including form of Unit Certificate). **

4.6	Form of Warrant Agreement (including form of Warrant Certificate). **

5.1	Opinion of Bryan Cave LLP as to the validity of securities being registered. **

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Brightman Almagor & Co.*

23.2	Consent of Kesselman & Kesselman CPAs (Isr.)*

23.3	Consent of Brightman Almagor & Co.*

23.4	Consent of Kost Forer Gabbay & Kasierer*

23.5	Consent of Kesselman & Kesselman CPAs (ISR)*

23.6	Consent of Fahn Kanne & Co. CPAs (ISR)*

23.7	Consent of Kost Forer Gabbay & Kasierer*

23.8	Consent of KPMG Somekh Chaikin*

23.9	Consent of KPMG Somekh Chaikin*

23.10	Consent of Somekh Chaikin Certified Public Accountants (Isr.)*

23.11	Consent of Kesselman & Kesselman CPAs (ISR)*

23.12	Consent of Kesselman & Kesselman CPAs (ISR)*

23.13	Consent of Kost Forer Gabbay & Kasierer*

23.14	Consent of Bryan Cave LLP (contained in Exhibit 5.1)**

24.1	Power of Attorney (included herewith on Signature Page).

*	Filed herewith

**	To be filed by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

Provided however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or]

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

j.	Qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings. Include the following if the registrant intends to rely on section 305(b)(2) of the Trust Indenture Act of 1939 for determining the eligibility of the trustee under indentures for securities to be issued, offered, or sold on a delayed basis by or on behalf of the registrant:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, state of Israel, on February 28, 2007.

AMPAL-AMERICAN ISRAEL CORPORATION By: /s/ Yosef A. Maiman —————————————— Yosef A. Maiman Chief Executive Officer, Chairman & President

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Yosef A. Maiman and Irit Eluz each of his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Yosef A. Maiman —————————————— Yosef A. Maiman	Chairman of the Board of Directors, President and Chief Executive Officer	February 28, 2007

/s/ Jack Bigio —————————————— Jack Bigio	Director	February 28, 2007

/s/ Leo Malamud —————————————— Leo Malamud	Director	February 28, 2007

/s/ Dr. Joseph Yerushalmi —————————————— Dr. Joseph Yerushalmi	Director	February 28, 2007

/s/ Dr. Nimrod Novik —————————————— Dr. Nimrod Novik	Director	February 28, 2007

/s/ Yehuda Karni —————————————— Yehuda Karni	Director	February 28, 2007

/s/ Eitan Haber —————————————— Eitan Haber	Director	February 28, 2007

/s/ Menahem Morag —————————————— Menahem Morag	Director	February 28, 2007

/s/ Irit Eluz —————————————— Irit Eluz	CFO, Senior Vice President - Finance and Treasurer (Principal Financial Officer)	February 28, 2007

/s/ Giora Bar-Nir —————————————— Giora Bar-Nir	VP Accounting & Controller (Principal Accounting Officer)	February 28, 2007